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EXHIBIT 99.1

                     ACE ANNOUNCES A NEW CORPORATE OVERVIEW


VALLEY STREAM, NY -- October 3, 2007

Ace Marketing & Promotions, Inc., a premier Promotional Marketing solutions company, (OTCBB: AMKT) announces its new Corporate Overview, which is available at http://www.acemarketing.net on the "About Us" tab. In addition the company has also added several new revenue stream models. The long-term strategic plan is for the Company to find new opportunities while leveraging its core competencies.

 The Company has built its business around the concept of high quality innovative branded merchandise, competitive pricing, and consistently superior customer service. Its operational platform, using top-line technology, is designed for economies of scale and ensures superior relations with major industry suppliers. The platform also provides superior support to an expanding team of experienced, well-connected salespeople who are key to acquiring new business.

We believe the major advantage Ace holds over most companies in the promotional product industry is the ability to provide integrated business solutions to its customers as trusted advisors. The majority of companies in the promotional product industry offer only branded merchandise, whereas, Ace offers solutions in:

1.       Branded Merchandise
2.       Importing
3.       Incentive / Rewards programs
4.       Printing / Forms Management
5.       Fulfillment / Warehousing
6.       E-commerce / Website Design
7.       Database Management / Integrated Marketing Solutions

The ability to offer multiple solutions and integrate them is what separates Ace from the average promotional product distributor. Where nearly all of the competition continues to be viewed as commodity based "order takers", our solutions based services deepen the relationship with our clients as our sales consultants become trusted advisors and Ace becomes a valued business partner. By offering more services and solutions to their customers, potential acquisitions and new recruits will have the ability to expand their present business by simply making the move to Ace. Upon integrating their client base into our system they too become trusted advisors that provide integrated business solutions instead of a commodity based promotional product salesperson.

For additional information, a copy of Ace's Form 8-K can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings.


Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

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CONTACT:
  Ace - Valley Stream, NY.
  Michael Trepeta, President - 516-256-7766